Exhibit 99.1

AMDL Contact: Kristine Szarkowitz Director-Investor Relations kszarkowitz@amdl.com (M) (206) 310-5323
FOR IMMEDIATE RELEASE
AMDL INC.’s PRESIDENT & CEO MR. GARY DREHER RETIRES

TUSTIN, Calif., November 4, 2008/PRNewswire — (www.amdl.com) AMDL, Inc. (Amex: ADL - News), announced today its President, Chief Executive Officer and Director, Gary L. Dreher, has retired at the close of business October 31, 2008. Mr. Dreher has been a member of the Company’s leadership team and a director for many years. The Company extends its best wishes to Mr. Dreher on his retirement.
About AMDL:
Headquartered in Tustin, CA with operations in Shenzhen, Jiangxi, and Jilin, China, AMDL, Inc., along with its subsidiary Jade Pharmaceutical Inc. (JPI), is a vertically integrated bio-pharmaceutical company devoted to the research, development, manufacturing, and marketing of diagnostic, pharmaceutical, nutritional supplement, and cosmetic products. The company employs approximately 320 people in the U.S. and China. The Company has an additional 4 pharmaceutical and diagnostic products under review by various regulatory authorities.
Forward Looking Statements:
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this document include certain predictions and projections that may be considered forward- looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company’s operations, markets, services, products, and prices. With respect to AMDL Inc., except for the historical information contained herein, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties related to the Company’s access to additional capital, competition and dependence on key management.